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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 28, 2000
                                                         -----------------


                          U.S. OFFICE PRODUCTS COMPANY
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)



            DELAWARE                    0-25372              52-1906050
            --------                    -------              ----------
(State or Other Jurisdiction          (Commission          (I.R.S. Employer
 of Incorporation)                     File Number)         Identification No.)


       1025 THOMAS JEFFERSON ST., N.W., SUITE 600E, WASHINGTON D.C. 20007
       ------------------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (202) 339-6700
                                                          ----------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.           OTHER EVENTS

                  U.S. Office Products Company (the "Company") and its bank lenders have amended the Company's current senior secured bank credit agreement. This third amendment is dated as of April 28, 2000. It changes the applicable interest rates, the financial covenants and certain other terms of the credit agreement. The Company originally entered into the credit agreement on June 9, 1998. The Company and its banks previously amended the credit agreement on August 21, 1998 and April 15, 1999.

                  The third amendment reduces the aggregate amount of the revolving loan commitments from $200 million to $150 million. As of April 29, 2000 (the last day of the Company's 2000 fiscal year), the Company had approximately $50 million drawn on its revolving credit facility. The third amendment also reduces the principal amount of the acquisition term-loan facility (called the "multi-draw facility") to the $34 million currently outstanding under that facility.

                  The third amendment increases the applicable interest rate margins on all loans by 0.75% to 1.0% (or a blended average increase of approximately 0.90%). The underlying interest rates on these loans float with market conditions. The margins (which are added to the underlying interest rates) will no longer be subject to adjustment during the remaining terms of the loans. The commitment fee for the revolving loan commitments also has been fixed at 0.5%. Previously, the margins and the commitment fee would decline (thereby reducing the Company's cost of borrowing under the credit agreement) if the Company were able to reduce its ratio of debt to annualized operating cash flow ("EBITDA"). Under the third amendment, if the Company does not make certain reductions in the aggregate loan amounts outstanding under the credit agreement by October 31, 2000 and January 31, 2001, the applicable interest rate margins will increase by an additional 0.5% in each case after those dates. This additional interest (if required to be paid) will accrue but will not become payable in cash until the start of the Company's 2002 fiscal year (which begins on April 29, 2001). The Company expects to use the proceeds from the sale of certain of its non-core assets to reduce outstanding indebtedness under the credit agreement. The third amendment permits the Company to retain up to a total of $25 million of proceeds from sales of assets for reinvestment in the Company's business. There can be no assurance that the Company will be able to sell such non-core assets at acceptable prices or before the dates on which the interest rate margins would increase.

                  The third amendment also modifies some of the financial covenants applicable to the Company. It increases the Company's permissible leverage ratio throughout the 2001 fiscal year and reduces the minimum required ratio of operating cash flow to cash interest expense. The changes to these ratios reflect the reduced level of EBITDA that the Company has reported and are intended to permit the Company to remain in compliance with the financial covenants in the bank agreement during its 2001 fiscal year. There can be no assurance that the Company will be able to remain in compliance, as various factors could affect the Company's financial results and its reported EBITDA.

                  The third amendment also changes the limits on USOP's permitted level of capital expenditures for the Company's 2001 fiscal year, reduces the amount of certain permitted



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investments and acquisitions, and reduces the amount of additional indebtedness and guarantees that the Company may incur. In addition, as a result of the amendment, USOP may no longer use funds to repurchase its 9-3/4% senior subordinated notes due 2008. All other material terms of the credit agreement, including the maturities and amortization schedules of outstanding loans, were not modified.

         This Current Report on Form 8-K includes "forward-looking statements", within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that the Company expects or anticipates will occur in the future, such as statements about the timing or successfulness of efforts to sell non-core businesses and reduce debt or the Company's ability to remain in compliance with the amended financial covenants in the credit agreement.

         A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. These include: (1) competition, market conditions, turnover among employees, and the disruptive impact of operating changes on the Company's North American office supplies business could adversely affect the Company's business or results; (2) foreign currency exchange rates and other economic conditions may continue to fluctuate or decline, which could adversely affect the Company's business or results; (3) the Company's operating strategies may not produce anticipated revenue growth, margin improvement, or cost savings, or may produce such benefits less quickly than expected; (4) the Company may not succeed in selling non-core operations or engaging in other transactions with respect to its business at reasonable prices or on a timely basis; and (5) aggressive and increasing competition could have an adverse effect on the Company's market position and performance.

         Please refer to the Company's 1999 Annual Report on Form 10-K and its other filings with the SEC for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

ITEM 7.           FINANCIAL  STATEMENTS AND EXHIBITS

Exhibit 99.1.     Third Amendment, dated as of April 28, 2000, to the
                  Credit Agreement, dated as of June 9, 1998, as amended by the First Amendment dated as of August 21, 1998 and the Second Amendment dated as of April 15, 1999, among U.S. Office Products Company, Blue Star Group Limited, the Lenders thereunder, Bankers Trust Company, as Syndication Agent, Merrill Lynch Capital Corporation, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       U.S. OFFICE PRODUCTS COMPANY



                                       BY:  /s/ Mark D. Director
                                            -----------------------------------
                                            MARK D. DIRECTOR
                                            EXECUTIVE VICE PRESIDENT, SECRETARY
                                            AND GENERAL COUNSEL



DATED:  MAY 11, 2000